                                                                     EXHIBIT 5.1




================================================================================

                        VERTEX COMMUNICATIONS CORPORATION

                                   EXHIBIT 5.1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

================================================================================

                                                                     EXHIBIT 5.1

                                THOMPSON & KNIGHT
                           A PROFESSIONAL CORPORATION
                            ATTORNEYS AND COUNSELORS

                         1700 PACIFIC AVENUE, SUITE 3300
                            DALLAS, TEXAS 75201-4693
                                 (214) 969-1700
                               FAX (214) 969-1751


                                  May 22, 1998



Vertex Communications Corporation
2600 North Longview Street
Kilgore, Texas 75662

                  Re:      VERTEX COMMUNICATIONS CORPORATION
                           NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN;
                           REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

      We have acted as counsel for Vertex Communication Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 75,000 shares (the "Shares") of the common stock, $.10 par value per share (the "Common Stock"), of the Company under the Company's Non-Employee Directors Stock Option Plan (the "Plan") for eligible non-employee directors of the Company. A registration statement on Form S-8 (the "Registration Statement") covering the issuance and sale of the Shares from time to time upon exercise of stock options pursuant to the Plan has this date been filed under the Act with the Securities and Exchange Commission (the "Commission").

      In reaching the conclusions expressed in this opinion, we have examined executed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon the original, or copies certified to our satisfaction, of (i) the Restated Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters, (iii) the Plan, and (iv) such other agreements and instruments relating to the Company as we have deemed necessary or appropriate for purposes of the opinions hereinafter expressed. In rendering such opinions, we have made such further investigation and inquiries relevant to the transactions contemplated by the Registration Statement as we have deemed necessary to the opinions expressed herein and have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of each such certificate or the person providing such other information had knowledge. Furthermore, in rendering such opinions, we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

      In issuing the opinions hereinafter expressed, we do not purport to be experts in the laws of any jurisdiction other than the State of Texas and the United States of America.

Vertex Communications Corporation
May 22, 1998
Page 2




      Based solely upon the foregoing, and limited in all respects as aforesaid, WE ARE OF THE OPINION that:

      (a) The Company has been duly incorporated and is validly existing under the laws of the State of Texas.

      (b) The Shares of Common Stock of the Company registered pursuant to the Registration Statement have been duly and validly authorized by the Company, and when sold, issued and delivered in the manner and for the consideration described in the Plan, will be validly issued, fully paid and nonassessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In granting this consent, we do not thereby admit that we come within the category of persons whose consent is required pursuant to
Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                       Respectfully submitted,

                                       THOMPSON & KNIGHT, P.C.
                                       A Professional Corporation



                                       By: /s/ Bill R. Womble
                                          ---------------------------------
                                           BILL R. WOMBLE, Attorney


BW/ogk